UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 1, 2008 (April 25, 2008)

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-113470 (Commission File Number)	76-0681190 (IRS Employer Identification No.)

3110 Hayes Road, Suite 300, Houston, Texas (Address of principal executive offices)	77082 (Zip Code)
Registrant’s telephone number, including area code:   (281) 596-9988

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 25, 2008, the Compensation Committee of our Board of Directors adopted a non-equity incentive compensation plan for fiscal year ending December 31, 2008 for our executive officers (the “2008 Executive Performance Bonus Plan”, the “2008 Plan”). Under the 2008 Plan, each executive officer has a target payout, which is based on a percentage of the executive’s 2008 base salary. The ultimate amounts awarded to our named executive officers under the 2008 Plan will be based on the achievement of an adjusted EBITDA target for our consolidated operations and compliance with the Sarbanes-Oxley Act of 2002, with one exception. The ultimate amount awarded to the Managing Director of our United Kingdom operations will be based on the achievement of an adjusted EBITDA target for our U.K. operations, rather than our consolidated operations, and compliance with the Sarbanes-Oxley Act of 2002. Consistent with our previous plans, our 2008 Plan allows our Compensation Committee the ability to exercise discretion in determining the ultimate amount that will be awarded to each executive under the 2008 Plan.
     A copy of our 2008 Plan is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Cardtronics, Inc.’s 2008 Executive Performance Bonus Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)

May 1, 2008 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster
Chief Financial Officer